Exhibit (a)(1)(v)

Notice of Withdrawal of Tender
Regarding Shares in StepStone Private Credit Fund LLC
Tendered Pursuant to the Offer to Purchase
Dated May 1, 2025

The Offer and withdrawal rights will expire on May 29, 2025
and this Notice of Withdrawal must be received by
the Company’s Transfer Agent, either by mail, by overnight delivery, by fax or by e-mail, by 11:59 p.m.,
Eastern Time, on May 29, 2025, unless the Offer is extended.
Complete this Notice of Withdrawal and follow the transmittal instructions included herein

IMPORTANT: If you tendered your limited liability company interests (the “Shares”) in StepStone Private Credit Fund LLC (the “Company”) through your broker, dealer, commercial bank, trust company or other nominee, you must instruct the broker, dealer, commercial bank, trust company or other nominee to arrange for the withdrawal of your tendered Shares.

Complete this form only if you would like to rescind your previous Tender Request.

Complete this Notice of Withdrawal of Tender and return or deliver it to UMB Fund Services, Inc., the Company’s transfer agent (the “Transfer Agent”), by mail, overnight delivery, fax or e-mail as follows:

Overnight Delivery: StepStone Private Credit Fund LLC Attn: UMB Fund Services, Inc. 235 W. Galena Street Milwaukee, WI 53212 Email: AutoAIProcessing@UMB.com	Regular Mail: StepStone Private Credit Fund LLC Attn: UMB Fund Services, Inc. PO Box 2175 Milwaukee, WI 53201-2175 Fax: (816) 860-3140

IMPORTANT: All emails sent to automated inbox are auto encrypted; any documents sent with additional encryption or that are password protected will not be received. Send one email per repurchase request along with required supporting documentation, if any.

DELIVERY OF THIS NOTICE OF WITHDRAWAL OF TENDER TO AN ADDRESS OTHER
THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE
TRANSFER AGENT.

For additional information, call the Transfer Agent at (833) 334-3345, Monday through Friday, except holidays, from 7:00 a.m. to 7:00 p.m. (Central Time).

[Remainder of Page Intentionally Left Blank]

You are responsible for confirming that this Notice is received timely by the Transfer Agent. If you (or your broker, dealer, commercial bank, trust company or other nominee) fail to confirm receipt of this Notice, there can be no assurance that your withdrawal will be honored by the Company.

Ladies and Gentlemen:

The undersigned previously tendered all or some of its Shares in StepStone Private Credit Fund LLC for purchase by the Company by submitting a Letter of Transmittal Regarding Shares in the Company (the “Letter of Transmittal”).

Such tender was in the amount of:

☐	All of the undersigned’s Shares.
☐	Partial Repurchase of ________________ Shares (please only provide a number of Shares, not a dollar amount)

As indicated immediately below, the undersigned hereby wishes to withdraw its tender of Shares in the Company such that:

☐	NONE of the undersigned’s Shares will be purchased by the Company.
☐	SOME of the undersigned’s Shares will be purchased by the Company and the number of those Shares still to be purchased by the Company is*:________________________________

* NOTE: This option may be used only to decrease the number of the Shares to be purchased by the Company. If an increase in the number of the Shares to be purchased by the Company is indicated on this form, the Company shall consider this form null and void and shall process the undersigned’s initial tender request as set forth in its previously submitted Letter of Transmittal.

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the Shares previously tendered and indicated above will not be purchased by the Company upon expiration of the tender offer described above.

The undersigned represents that the undersigned is the beneficial owner of the limited liability company interests in the Company to which this withdrawal request relates, or that the person signing this request is an authorized representative of the withdrawing shareholder.

In the case of joint accounts, each joint holder must sign this withdrawal request. Requests on behalf of a foundation, partnership or any other entity should be accompanied by evidence of the authority of the person(s) signing.

Shareholder Signature

Signature of Investor or Trustee	Date

Signature of Joint Investor or Trustee (if applicable)	Date

Printed name(s) of Authorized Signer(s) (for verification purposes)

Printed name(s) of Authorized Signer(s) (for verification purposes)

If needed, use for Custodian Authorization

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